Exhibit 99.1

             SafeNet Reports Second Quarter 2005 Financial Results;
           Record Revenue Grows by 17 Percent; Adjusted EPS at $0.33;
                              DSOs Down by 11 Days


    BALTIMORE--(BUSINESS WIRE)--July 28, 2005--SafeNet (NASDAQ:SFNT), setting the standard for information security, today announced results for the second quarter ended June 30, 2005.
    Revenues for the three-month period ended June 30, 2005 increased 17 percent to $63.5 million, compared to $54.3 million for the same period in 2004.
    Adjusted net income (a non-GAAP measure) for the 2005 second quarter was $8.5 million, or $0.33 per diluted share, compared to $7.4 million, or $0.29 per diluted share, for the quarter ended June 30, 2004. The quarterly adjusted net income and per share information excludes acquisition and non-recurring expenses and assumes a 35 percent effective income tax rate.
    The net loss calculated on a GAAP (Generally Accepted Accounting Principles) basis for the quarter ended June 30, 2005, was a net loss of $3.0 million or ($0.12) per diluted share, which compares to GAAP net income of $408,000, or $0.02 per diluted share, for the same period of 2004. The GAAP results for the three months ended June 30, 2005 include various integration expenses and non-recurring charges. Please see the GAAP reconciliation table for details.
    Anthony Caputo, Chairman and CEO of SafeNet, stated, "We are very pleased with SafeNet's strong revenue growth in Q2, which represents an increase of 17 percent from the same quarter last year. This growth is exciting because it is being driven by sales of all our commercial grade products which, as a result of recent new product introductions and stronger sales and marketing efforts, grew by 29 percent year over year."
    "We also made great strides forward in our Type 1, or Top Secret grade, encryption business during the quarter. Highlights include the announcement and demonstration of our KIV-7M encryptor for the Cryptographic Modernization Program and a major new contract with a commercial technology company which is highlighted below. As a result, we are now confident that the Top Secret business will resume its growth in the third quarter as planned."
    "Two notable events this quarter reflect our continuing commitment to Rights Management: we closed the DMDSecure acquisition, and acquired and closed MediaSentry. MediaSentry places SafeNet in a new and exciting market segment, forecasted to grow nearly 40 percent through 2007. This managed services business offers piracy protection, scanning and notification, litigation support and business/market intelligence for the world's largest motion picture studios, entertainment and software industry associations and record labels. We believe our combined Rights Management products and solutions makes us the leader in this market space."
    Caputo continued, "As part of our on-going acquisition activity we continued to analyze our operations and concluded that further integration of acquired products, facilities and staff was possible, and necessary, in order to achieve our profit goals. Therefore, management took steps in the quarter which will result in further cost savings in future quarters. The combination of our on-going strong revenue growth and the expense control resulting from further integration of prior acquisitions gives us confidence to expect strong Q3 performance as well as confirm our prior full year guidance."

    Business Updates

    Customer Wins and Partnerships

    -- SafeNet has signed an agreement with a major commercial equipment vendor that will lead to new Type 1 products, and a unique market position for SafeNet and this commercial partner. Current plans are that the products will be ready late next year, and that revenue from this project should exceed $50 million, over the next 3-5 years past that.

    -- Applied Micro Circuits Corporation (AMCC) licensed SafeNet's SafeXcel IP cores to enable secure communications in their next generation PowerPC processors for networking and pervasive applications. SafeNet's applicable technology is a silicon-proven cryptographic accelerator for Internet Protocol Security (IPsec), Secure Socket Layer (SSL), Transport Layer Security (TLS), and Secure Real-Time Transport Protocol
        (SRTP).

    -- Guangzhou Railway Group (GRG), China's most important transportation service, selected SafeNet's Borderless iKey USB authentication tokens to launch its online ticketing service this year. GRG set up the online ticketing service system, using SafeNet's iKey as its two-factor authentication, to install personal credentials and all necessary data for purchasing tickets in an efficient manner. GRG will offer this service to large enterprise companies, who can apply for an online account with GRG. These companies will receive SafeNet's iKey to access the system and reserve tickets for their employees.

    Product Announcements

    -- SafeNet subsidiary Mykotronx, Inc. began beta testing its new KIV-7M at U.S. Government sites. The KIV-7M is among the first products available that are fully compliant with the U.S. Government's Cryptographic Modernization Initiative, which is the effort to upgrade the security infrastructure of its communication architectures. SafeNet estimates that the KIV-7M could represent approximately $540 million to $860 million in revenue through 2011. General availability to the U.S. Government continues to be expected in the third quarter of 2005.

    -- The National Security Agency certified the most recent version of SafeNet's classified-grade family of satellite ground station products. During the last five years, over 800 units of the legacy family of products have been delivered and are in U.S. Government service. Deliveries of the latest versions began earlier this year. SafeNet estimates that the satellite opportunity associated with the Cryptographic Modernization Initiative could represent approximately $30 million to $50 million in revenue through 2011.

    -- SafeNet's Digital Rights Management (DRM) Solutions were among the first to demonstrate interoperability with leading device manufacturers at the first Open Mobile Alliance's (OMA) TestFest for DRM V2.0. This important standard is a critical milestone in the adoption of DRM technology as a vehicle to deliver high-value content to consumer electronic devices.

    -- SafeNet launched Sentinel RMS, a software rights management solution that streamlines the license management process. Sentinel RMS dramatically reduces or eliminates many of the costs normally associated with license management by automating this process and integrating it with back-office systems. Sentinel RMS includes components for design, automated fulfillment, and ongoing management. This product is also the only software licensing solution that provides secure role-based management, allowing software vendors to easily separate the functions of license creation, generation, and delivery.

    Acquisitions

    -- SafeNet completed the acquisition of MediaSentry, Inc., a global provider of anti-piracy and business management services for the recording and motion picture industries. The acquisition will expand SafeNet's anti-piracy offering to include the protection of copyrighted content on peer-to-peer networks, while gaining a new competency in managed services.

    Current Outlook for Third Quarter and Full Year 2005

    The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements do not reflect the potential impact of any mergers, acquisitions or other business combinations that may be completed after the date of this release.
    For the year ended December 31, 2005, the Company reiterates its prior guidance to achieve revenues in the range of $255 to $275 million. Adjusted net income guidance for 2005 is expected to be between $1.55 and $1.65 per diluted share. Adjusted guidance excludes various integration expenses and non-recurring charges. The GAAP net income per share guidance for 2005 is between $0.38 and $0.48 per diluted share.
    For the quarter ending September 30, 2005, SafeNet currently expects to achieve revenues in the range of $67 to $72 million. The adjusted net income is expected to be in the range of $0.41 to $0.45 per diluted share. Adjusted guidance excludes various integration expenses and non-recurring charges. The GAAP net income is expected to be in the range of $0.15 to $0.19 per diluted share.

    Conference Call

    As previously announced, SafeNet is hosting a conference call today at 5:00 pm EDT. To join SafeNet in the conference call, dial 1-800-561-2731 and use passcode 12902373 within the United States. If you are calling from outside the U.S., please dial 1-617-614-3528 and use passcode 12902373. The conference call will also be available via live webcast on SafeNet's Investor Relations web site at www.safenetinvestor.com. A replay of the conference call will be immediately available via webcast on SafeNet's Investor Relations site.

    About SafeNet, Inc.

    SafeNet is a global leader in information security. Founded more than 20 years ago, the company provides complete security utilizing its encryption technologies to protect communications, intellectual property and digital identities, and offers a full spectrum of products including hardware, software, and chips. ARM, Bank of America, Cisco Systems, the Departments of Defense and Homeland Security, Adobe, Samsung, Texas Instruments, the U.S. Internal Revenue Service and scores of other customers entrust their security needs to SafeNet. For more information, visit www.safenet-inc.com.

    "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

    Statements contained in this document that are not historical facts could be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management's current expectations and beliefs, are not guarantees of future performance and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, such as, among others, economic, business, competitive, and/or regulatory factors affecting SafeNet's business generally, including those set forth in SafeNet's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and its other filings with the Securities and Exchange Commission, including its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, SafeNet's results could differ materially from the expectations in these statements. SafeNet assumes no obligation and does not intend to update or alter these forward-looking statements, whether as a result of new information, future events, or otherwise.

    Editor's Note: SafeNet is a registered trademark and SafeXcel is a trademark of SafeNet. All other trademarks are the property of their respective owners.


                             SAFENET, INC.
                           AND SUBSIDIARIES
                      CONSOLIDATED BALANCE SHEETS
               (In thousands, except per share amounts)

                                               June 30,   December 31,
                                                 2005        2004
                                              ----------- ------------
                                              (unaudited)
                   Assets
                   ------

Current assets:
  Cash and cash equivalents                   $   67,658  $    74,751
  Restricted cash                                      -          150
  Short term investments                          91,669       93,310
  Accounts receivable, net of allowance for
   doubtful accounts of $1,475 and $2,264         48,621       56,224
  Inventories, net of reserve of $573 and
   $726                                           20,201       18,168
  Unbilled costs and fees                          1,990        1,259
  Deferred income taxes                           11,360        9,694
  Other current assets                             5,649        3,252
                                              ----------- ------------
    Total current assets                         247,148      256,808
Equipment and leasehold improvements, net of
 accumulated depreciation of $6,513 and
 $6,388                                           20,769       18,313
Computer software development costs, net of
 accumulated amortization of $1,874 and
 $2,619                                            4,147        2,349
Goodwill                                         325,998      305,311
Intangible assets, net of accumulated
 amortization of $40,195 and $28,223             127,915      139,192
Other assets                                       1,847        2,005
                                              ----------- ------------
                                              $  727,824  $   723,978
                                              =========== ============

    Liabilities and Stockholders' Equity
    ------------------------------------

Current liabilities:
  Accounts payable                            $   12,032  $    11,615
  Accrued salaries and commissions                 9,522       13,046
  Advance payments and deferred revenue           10,980       11,319
  Accrued warranty                                 2,919        3,192
  Other accrued expenses                           9,731        8,159
  Accrued income taxes                            10,712        6,818
                                              ----------- ------------
    Total current liabilities                     55,896       54,149

Deferred tax liability                            45,628       50,922
Long-term liabilities                              7,330        6,321
                                              ----------- ------------
    Total liabilities                            108,854      111,392

Stockholders' equity:
  Preferred stock, $.01 par value per share.
    Authorized 500 shares, none issued and
     outstanding                                       -            -
  Common stock, $.01 par value per share.
    Authorized 50,000 shares, issued 24,884
     and 24,401 shares                               249          244
  Additional paid-in capital                     646,892      633,882
  Unearned compensation                           (5,734)      (6,437)
  Unrealized loss on securities                     (326)        (282)
  Accumulated other comprehensive income           3,919        9,309
  Accumulated deficit                            (26,030)     (24,130)
                                              ----------- ------------
    Net stockholders' equity                     618,970      612,586
                                              ----------- ------------
                                              $  727,824  $   723,978
                                              =========== ============


                            SAFENET, INC.
                           AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF OPERATIONS
         (Unaudited - In thousands, except per share amounts)

                                Three Months Ended    Six Months Ended
                             ------------------------ ----------------
                               June    June    March    June    June
                                30,     30,     31,      30,     30,
                               2005    2004    2005     2005    2004
                             -------- ------- ------- -------- -------
Revenues (1)
  Licenses and royalties     $ 4,272  $2,670  $3,979  $ 8,251  $4,851
  Products                    51,039  46,814  49,785  100,824  64,671
  Service and maintenance      8,187   4,861   6,048   14,235   8,839
                             -------- ------- ------- -------- -------
                              63,498  54,345  59,812  123,310  78,361

Cost of revenues              33,003  29,001  28,560   61,563  38,164
                             -------- ------- ------- -------- -------

  Gross profit                30,495  25,344  31,252   61,747  40,197
                             -------- ------- ------- -------- -------

Restructuring charges          1,960       -       -    1,960   1,485
Research and development
 expenses                      8,131   6,215   8,155   16,286  11,001
Sales and marketing expenses  13,205   7,096   9,550   22,755  11,307
General and administrative
 expenses                      5,187   5,247   5,179   10,366   7,993
Write-off of acquired in-
 process research and
 development costs             2,315       -       -    2,315       -
Costs of integration of
 acquired companies            2,403   2,778   3,330    5,733   3,362
Amortization of unearned
 compensation                  1,153   2,158   1,344    2,497   2,519
Amortization of acquired
 intangible assets             2,100   2,335   2,266    4,366   3,869
                             -------- ------- ------- -------- -------
  Total operating expenses    36,454  25,829  29,824   66,278  41,536
                             -------- ------- ------- -------- -------

  Operating (loss) income     (5,959)   (485)  1,428   (4,531) (1,339)

Interest and other income,
 net                           2,545   1,360     506    3,051   1,224
                             -------- ------- ------- -------- -------

  (Loss) Income before
   income taxes               (3,414)    875   1,934   (1,480)   (115)

Income tax benefit (expense)     370    (467)   (696)    (326)     68
                             -------- ------- ------- -------- -------

Net (loss) income            $(3,044) $  408  $1,238  $(1,806) $  (47)
                             ======== ======= ======= ======== =======


(Loss) Income per common
 share:
                             -------- ------- ------- -------- -------
  Basic                      $ (0.12) $ 0.02  $ 0.05  $ (0.07) $(0.00)
                             ======== ======= ======= ======== =======

                             -------- ------- ------- -------- -------
  Diluted                    $ (0.12) $ 0.02  $ 0.05  $ (0.07) $(0.00)
                             ======== ======= ======= ======== =======

Shares used in computation:
  Basic                       24,652  23,801  24,486   24,551  19,492
  Diluted                     24,652  25,653  25,439   24,551  19,492

(1) Certain prior period amounts were reclassified to conform to current period presentation.


                            SAFENET, INC.
                           AND SUBSIDIARIES
          CONSOLIDATED STATEMENTS OF OPERATIONS, AS ADJUSTED
         (Unaudited - In thousands, except per share amounts)

                               Three Months Ended    Six Months Ended
                             ----------------------- -----------------
                              June    June    March    June     June
                               30,     30,     31,      30,      30,
                              2005    2004    2005     2005     2004
                             ------- ------- ------- -------- --------
Revenues (1)
  Licenses and royalties     $4,272  $2,670  $3,979  $ 8,251  $ 4,851
  Products                   51,039  46,814  49,785  100,824   64,671
  Service and maintenance     8,187   4,861   6,048   14,235    8,839
                             ------- ------- ------- -------- --------
                             63,498  54,345  59,812  123,310   78,361

Cost of revenues             29,128  25,743  24,959   54,087   33,778
                             ------- ------- ------- -------- --------

  Gross profit               34,370  28,602  34,853   69,223   44,583
                             ------- ------- ------- -------- --------

Research and development
 expenses                     7,400   6,215   8,155   15,555   11,001
Sales and marketing expenses 11,785   7,096   9,550   21,335   11,307
General and administrative
 expenses                     4,727   5,247   5,179    9,906    7,993
                             ------- ------- ------- -------- --------
  Total operating expenses   23,912  18,558  22,884   46,796   30,301
                             ------- ------- ------- -------- --------

  Operating income (loss)    10,458  10,044  11,969   22,427   14,282

Interest and other income,
 net                          2,545   1,360     506    3,051    1,224
                             ------- ------- ------- -------- --------

  Income (loss) before
   income taxes              13,003  11,404  12,475   25,478   15,506

Income tax (expense) benefit (4,551) (3,991) (4,366)  (8,917)  (5,427)
                             ------- ------- ------- -------- --------

Net income (loss)            $8,452  $7,413  $8,109  $16,561  $10,079
                             ======= ======= ======= ======== ========


Income (loss) per common
 share:
                             ------- ------- ------- -------- --------
  Basic                      $ 0.34  $ 0.31  $ 0.33  $  0.67  $  0.52
                             ======= ======= ======= ======== ========

                             ------- ------- ------- -------- --------
  Diluted                    $ 0.33  $ 0.29  $ 0.32  $  0.65  $  0.52
                             ======= ======= ======= ======== ========

Shares used in computation:
  Basic                      24,652  23,801  24,486   24,551   19,492
  Diluted                    25,490  25,653  25,439   25,447   19,492

(1) Certain prior period amounts were reclassified to conform to current period presentation.


Reconciliation to GAAP:
-----------------------

    Amortization of acquired
     intangibles - cost of
     revenues                 3,489   3,258   3,491    6,980    4,386
    Amortization of unearned
     compensation - cost of
     revenues                    94       -     110      204        -
    Cost of revenues - non-
     recurring expenses         293       -       -      293        -
                             ------- ------- ------- -------- --------
    Total cost of revenues
     adjustments              3,876   3,258   3,601    7,477    4,386

    Restructuring charges     1,960       -       -    1,960    1,485
    Write-off of acquired
     in-process research and
     development              2,315       -       -    2,315        -
    Research and development
     - non-recurring            730       -       -      730        -
    Sales and marketing -
     non-recurring            1,420       -       -    1,420        -
    General and
     administrative - non-
     recurring                  461       -       -      461        -
    Integration costs         2,403   2,778   3,330    5,733    3,362
    Amortization of unearned
     compensation -
     operating expenses       1,153   2,158   1,344    2,497    2,519
    Amortization of acquired
     intangibles - operating
     expenses                 2,100   2,335   2,266    4,366    3,869
                             ------- ------- ------- -------- --------
    Total operating expense
     adjustments             12,542   7,271   6,940   19,482   11,235

    Variance in Income Tax   (4,921) (3,524) (3,670)  (8,591)  (5,495)
                             ------- ------- ------- -------- --------
  Total Adjustments          11,497   7,005   6,871   18,368   10,126
                             ======= ======= ======= ======== ========



    CONTACT: SafeNet, Inc.
             Gregg Lampf, 443-327-1532
             glampf@safenet-inc.com
             www.safenet-inc.com